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                                                                     EXHIBIT 4.4

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF JULY 12, 2004

                            ------------------------

                    6 7/8% SENIOR NOTES DUE JANUARY 15, 2014

    FIRST SUPPLEMENTAL INDENTURE, dated as of July 12, 2004 (this "SUPPLEMENTAL
INDENTURE"), by and among VIDEOTRON LTEE, a company continued under the laws of the Province of Quebec (the "COMPANY"), SUPERCLUB VIDEOTRON CANADA INC., a wholly owned subsidiary of the Company ("SVCI"), SUPERCLUB PROPERTIES INC., a wholly owned subsidiary of the Company (together with SVCI, the "ADDITIONAL
SUBSIDIARY GUARANTORS"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (formerly named Wells Fargo Bank Minnesota, N.A.), as trustee (the "TRUSTEE"), to the
Indenture, dated as of October 8, 2003 (the "INDENTURE"), by and among the Company, each Person listed on the signature pages to the Indenture, collectively hereinafter referred to as the "ORIGINAL SUBSIDIARY GUARANTORS", and the Trustee.

    WHEREAS, the Company, the Original Subsidiary Guarantors and the Trustee entered into the Indenture governing the Company's 6 7/8% Senior Notes due
January 15, 2014 (the "NOTES"); and

    WHEREAS, Section 4.19 of the Indenture provides that under certain circumstances the Company shall cause a Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary
Guarantee of the payment of the Notes by such Restricted Subsidiary; and

    WHEREAS, the parties hereto are desirous of supplementing the Indenture in the manner hereinafter provided for the purpose of providing Subsidiary
Guarantees by the Additional Subsidiary Guarantors in accordance with the terms of the Indenture; and

    WHEREAS, Section 9.01(e) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to add additional guarantees with respect to the Notes; and

    WHEREAS, all things necessary have been done to make this Supplemental
Indenture a valid agreement of the Company, each Additional Subsidiary Guarantor and the Trustee, in accordance with its terms.

    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

    For and in consideration of the premises contained herein, the parties hereto mutually covenant and agree as follows:

    1. Terms used in this Supplemental Indenture that are not defined herein shall have the meanings set forth in the Indenture.

    2. Each Additional Subsidiary Guarantor hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions and limitations set forth in the Indenture, including but not limited to Article 10 of the Indenture.

    3. This Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and, as supplemented, modified and restated hereby, is hereby ratified, approved and confirmed.

    4.  This Supplemental Indenture shall be effective as of the date hereof. On and after the date hereof, each reference in the Indenture to "this
       Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.
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    5.  Except as provided below, in the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this
       Supplemental Indenture, the terms and conditions of this Supplemental
       Indenture shall prevail.

    6. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "ACT"), as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

    7. This Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York.

    8. This Supplemental Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Supplemental Indenture.

    9. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                         [SIGNATURES ON FOLLOWING PAGE]

                                       2
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    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.

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
                                                       COMPANY:

                                                       VIDEOTRON LTEE

                                                       By:  /s/ JACQUES MALLETTE
                                                            ----------------------------------------------
                                                            Name:  Jacques Mallette
                                                            Title:   Executive Vice President and
                                                                   Chief Financial Officer

                                                       ADDITIONAL SUBSIDIARY GUARANTORS:

                                                       SUPERCLUB VIDEOTRON CANADA INC.

                                                       By:  /s/ RICHARD SOLY
                                                            ----------------------------------------------
                                                            Name:  Richard Soly
                                                            Title:   President

                                                       SUPERCLUB PROPERTIES INC.

                                                       By:  /s/ RICHARD SOLY
                                                            ----------------------------------------------
                                                            Name:  Richard Soly
                                                            Title:   President

                                                       TRUSTEE:

                                                       WELLS FARGO BANK, NATIONAL ASSOCIATION

                                                       By:  /s/ JOSEPH P. O'DONNELL
                                                            ----------------------------------------------
                                                            Name:  Joseph P. O'Donnell
                                                            Title:   Assistant Vice President

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